                                                                    EXHIBIT 10.3
                                                                    ------------

                      CONSOLIDATED RENEWAL PROMISSORY NOTE

$5,120,000.00                                                 Date: May 29, 1998

         FOR VALUE RECEIVED, PRECISION RESPONSE CORPORATION, a Florida corporation (the "Borrower") promises to pay to the order of NATIONSBANK, N.A., a national banking association (the "Bank") the principal sum of Five Million One Hundred Twenty Thousand and No/100 Dollars ($5,120,000.00), or so much as shall be advanced and outstanding from time to time, with interest on the unpaid principal balance as provided below. Borrower further agrees as follows:

         1.       INTEREST RATE.

                  Interest shall accrue commencing on the date hereof and continuing thereafter on the outstanding principal balance of this Note at the floating rate of Adjusted Libor Rate plus one and one-half percent ("Libor + 1.50%).

                  The term "Adjusted Libor Rate" as used herein shall have the meaning as defined in that certain Mortgage Loan Agreement (the "Loan Agreement") of even date herewith between Borrower and Bank which is incorporated by reference herein.

                  Interest shall be calculated on the basis of a 360 day year counting the actual number of days elapsed.

         2.       PAYMENTS.

                  (a) INTEREST. Commencing on September 1, 1998, and continuing on the 1st day of each December, March, June and September thereafter until the Maturity Date (the "Payment Dates"), Borrower shall remit to Bank payments of all accrued interest.

                  (b) PRINCIPAL. Principal payments shall be due on each Payment Date together with accrued interest. The amount of the principal payment due on each Payment Date shall be in an amount as determined by Bank such that constant quarterly payments of that amount would fully amortize and pay off the outstanding principal balance by June 1, 2018.

         3. MATURITY. This Note shall mature on June 1, 2005 (the "Maturity Date") on which date the entire outstanding principal balance and unpaid interest shall be due and payable in full.

         4. APPLICATION OF PAYMENTS. Each payment under this Note shall be applied first to accrued but unpaid interest and the remainder, if any, against the principal amount outstanding. Payments shall be payable in lawful money of the United States of America and immediately available funds to the Bank at 100 Southeast Second Street, 15th Floor, Miami, Florida 33131 (or such other place as Bank may designate), without setoff, counterclaim or deduction of any kind. If a payment to be made hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. "Business Day" means a calendar day other than a Saturday or Sunday or a legal holiday on which the Bank is closed for the entire day.

         5. PREPAYMENT. Borrower may make prepayments in whole or in part at any time in accordance with the prepayment provisions and limitations in the Loan Agreement. Any partial prepayment shall be applied to the principal balance due at maturity.

         6. LATE FEE. In the event that Borrower fails to remit any payment required under this Note within ten (10) days of the payment date, then a late payment fee shall be due and payable in an amount equal to five percent (5%) of the amount of the delinquent payment, to be paid immediately together with the delinquent payment.

         7. DEFAULT AND ACCELERATION. This Note shall, at Bank's option, become and be immediately due and payable in full upon failure to remit any payment of principal or interest on the date when due or upon the occurrence of an Event of Default as defined in the Loan Agreement or Mortgage. Borrower shall pay interest on any principal that has been accelerated at a per annum rate equal to the Default Rate as specified in the Loan Agreement. No failure by Bank to exercise such option upon the occurrence of any such event shall affect its right to exercise it upon the subsequent occurrence of any such event. Borrower shall pay Bank, on demand, all costs and expenses (including reasonable attorneys' fees and expenses) in connection with the enforcement of this Note, whether suit be brought or not. The term "reasonable attorney's fees" as used in this Note shall include, but not be limited to, reasonable attorney's fees actually incurred in any and all judicial, probate, bankruptcy, reorganization, administrative, arbitration or other proceedings, including appellate proceedings, arising out of the enforcement and/or collection of this obligation or the Mortgage (as defined below) or other instrument securing this indebtedness, whether such proceedings arise before or after entry of a final judgment.

         8. USURY NEGATION. Nothing herein shall be construed or operate so as to require Borrower to pay interest hereunder in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid hereunder result in the computation or earning of interest in excess of the maximum rate or amount of interest which is permitted under applicable law, then any and all such excess interest shall be (and the same hereby is) waived by Bank, and the amount of such excess shall be automatically credited against, and be deemed to have been payments in reduction of, the principal then due hereunder, and any portion of such excess which exceeds the principal then due hereunder shall be paid by Bank to Borrower.

         9. CERTAIN WAIVERS. Presentment, notice of dishonor, protest and all other notices except as provided in the Mortgage are hereby waived by Borrower and all sureties, guarantors and endorsers hereof. Each such party hereby agrees to all modifications, renewals, and any number of extensions of time for payment of this Note, release of other persons or entities obligated under this Note and release of any security for this Note, all without notice, and that any such activities shall not release any of such parties not expressly released in writing. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

         10. MORTGAGE. Payment of this Note is secured by, among other things, a Restated and Modified Mortgage and Security Agreement (the "Mortgage") of even date herewith, recorded in Public Records of Broward County, Florida, executed by Borrower in favor of Bank, encumbering certain property situate in Broward County, Florida as more fully described therein. An Event of Default under the Mortgage shall constitute a default under this Note.

         11. MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Note or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Note applies in any court having jurisdiction over such action.

                  (a) SPECIAL RULES. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Note's execution and administered by the Endispute, Inc. d/b/a J.A.M.S./Endispute who will appoint an arbitrator, if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                  (b) RESERVATIONS OF RIGHTS. Nothing in this Note shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note, or (ii) be a waiver by Bank of the protection afforded to it by 12 U.S.C. SECTION 91 or any substantially equivalent state law, or
         (iii) limit the right of Bank to (A) exercise self help remedies, such as (but not limited to) setoff, or (B) foreclose against any real or personal property collateral, or (C) limit the right of Bank or Borrower to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Note. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of Florida.

         13. NOTICES. Any notice or demand hereunder may be given in the manner set forth in the Mortgage.

         14. RENEWAL AND CONSOLIDATION. This Note represents a renewal and consolidation of the following promissory notes:

                  (a) Promissory Note dated May 23, 1997, in the original amount of $3,468,000.00, executed by Atlantic Financial Group, Ltd., a Texas limited partnership, in favor of Suntrust Bank, Miami, National Association, as previously renewed, which has been assumed on this date by Borrower and which has been assigned to Bank on this date, and which has a current principal balance of $3,468,000.00.

                  (b) Future Advance Promissory Note of even date herewith in the amount of $1,652,000.00 executed by Borrower in favor of Bank.

The original of the aforesaid notes are attached hereto as exhibits.

         15. WAIVER OF JURY TRIAL. BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY

CLAIMS, CROSS CLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE.

                                           PRECISION RESPONSE CORPORATION

                                           By: /s/ JOSEPH E. GILLIS
                                               ---------------------------------
                                           Name: JOSEPH E. GILLIS
                                           Title:  V.P. AND TREASURER